Exhibit 99.3

Designated Filer:	Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:	Synutra International, Inc. (SYUT)
Date of Event Requiring Statement:	January 30, 2013

JOINT FILERS’ SIGNATURES

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners LLC, its sole member
By: Warburg Pincus & Co., its managing member

By:	/s/ Timothy J. Curt	Date: February 1, 2013
Name: Timothy J. Curt
Title: Partner

WARBURG PINCUS PARTNERS LLC

By: Warburg Pincus & Co., its managing member

By:	/s/ Timothy J. Curt	Date: February 1, 2013
Name: Timothy J. Curt
Title: Partner

WARBURG PINCUS & CO.

By:	/s/ Timothy J. Curt	Date: February 1, 2013
Name: Timothy J. Curt
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Timothy J. Curt	Date: February 1, 2013
Name: Timothy J. Curt
Title: Managing Director

CHARLES R. KAYE

By:	/s/ Timothy J. Curt	Date: February 1, 2013
Name: Charles R. Kaye
By: Timothy J. Curt, Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Timothy J. Curt	Date: February 1, 2013
Name: Joseph P. Landy
By: Timothy J. Curt, Attorney-in-Fact**

*

Power of Attorney given by Mr. Kaye was previously filed with the United States Securities and Exchange Commission (the “SEC”) on October 4, 2012, as an exhibit to Amendment No. 6 to the Schedule 13D filed by Warburg Pincus Private Equity X, L.P. and other reporting persons with respect to Primerica, Inc.

**

Power of Attorney given by Mr. Landy was previously filed with the SEC on October 4, 2012, as an exhibit to Amendment No. 6 to the Schedule 13D filed by Warburg Pincus Private Equity X, L.P. and other reporting persons with respect to Primerica, Inc.